Exhibit 99.1



                                           PRESS RELEASE - FOR IMMEDIATE RELEASE



              INYX NAMES INDEPENDENT FINANCIAL HEALTHCARE EXECUTIVE
                TO BOARD OF DIRECTORS AND HEAD OF AUDIT COMMITTEE

MIAMI - OCTOBER 16, 2003 -- Inyx, Inc. (OTC BB: IYXI), a developer and manufacturer of specialized drug delivery pharmaceutical products with expertise in niche aerosol technologies, announced today the appointment of Orestes Lugo to Inyx's Board of Directors, as an independent board member, effective immediately. Mr. Lugo will also head Inyx's Audit Committee.

Mr. Lugo has more than twenty years experience in financial management. A Certified Public Accountant, Mr. Lugo began his career with Touche Ross, where he was a Senior Manager in the audit department until 1989. He has since been responsible for the financial management of several healthcare companies, including: Home Intensive Care, a publicly held company in Florida involved in home health care; Supreme International, located in Miami, a manufacturer of men's clothing, Pacificare of Florida, a subsidiary of Pacificare Health Systems, a New York Stock Exchange-listed provider of managed care and other health insurance products to employer groups and Medicare beneficiaries; and Renex Corp., a healthcare company that develops dialysis clinics and completed an initial public offering in 1997. He is currently Chief Financial Officer of Renal Carepartners, a private health care company that also develops dialysis clinics. Mr. Lugo is also a board member of Momentum Consulting Corp., a private information systems consulting firm.

Dr. Jack Kachkar, chairman of Inyx, said: "We are extremely pleased that Mr. Lugo has joined Inyx's Board of Directors. He brings both major independent auditing expertise and more than a decade of experience in corporate financial management of healthcare companies to our Board. Mr. Lugo's excellent reputation, strong financial acumen and background will allow our Board to provide even greater insight and guidance for our company."

"Coupled with Mr. Ron Hodgson' resignation from our Board, Mr. Lugo's appointment increases the number of independent Directors on our Board of Directors and demonstrates our commitment to adding a majority of independent directors to ensure good corporate governance and responsible stewardship, thereby ensuring transparency for all stakeholders and ultimately increasing shareholder value," he added.

Dr. Kachkar added: "We are very grateful for the contributions made by Mr. Hodgson while serving as a director of our Company. Mr. Hodgson continues to be a major stakeholder in Inyx and we wish him all the best personally and in his future business endeavors."

About Inyx
Inyx, Inc. is a developer and manufacturer of specialized drug delivery pharmaceutical products. The company's operations are conducted through its subsidiary, INyX Pharma Limited, with a focus on niche products and technologies for the treatment of respiratory, allergy, dermatological and topical conditions. INyX Pharma's client base comprises blue-chip ethical pharmaceutical companies, branded generic firms and biotechnology groups. INyX Pharma manufactures for a majority of global markets including North America, Europe, Latin America and the Middle East. Inyx, Inc. is headquartered in Miami, Florida, with INyX Pharma's R&D and production facilities in Runcorn, near Manchester, England.

Safe Harbor
Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results.


For more information, please contact:
Truc N. Nguyen, VP Media Relations              Investor Relations
Stern & Co.                                    Gary Geraci
212-888-0044                                   National Financial Communications
tnguyen@sternco.com                            781-444-6100 (x629)
-------------------                            garyg@nationalfc.com
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